McLAUGHLIN, PIVEN, VOGEL
                                FAMILY OF TRUSTS,
                               THE PINNACLE TRUST

                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement (the "Agreement") dated September 23, 1998 among McLaughlin, Piven, Vogel Securities, Inc., and Reich & Tang Distributors, Inc., as Depositors and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "McLaughlin, Piven, Vogel Family of Trusts, The Pinnacle Trust, and Subsequent Series, Trust Indenture and Agreement" dated September 23, 1998 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Sec tion 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

                  WHEREAS, the Depositors wish to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section 2.5 of the Indenture; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors and the Trustee as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                  Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this


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Reference Trust Agreement  ("Additional  Closings").  The Depositors and Trustee
hereby   agree   that   their   respective   representations,   agreements   and
certifications  contained in the Closing  Memorandum  dated  September 23, 1998,
relating   to  the   initial   deposit  of   Securities   continue  as  if  such
representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.


                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

                  Section 1. The following special terms and conditions are hereby agreed to:

                  (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of McLaughlin, Piven, Vogel Family of Trusts (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

                  (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 15,567.

                  (c) For the purposes of the definition of Unit in item (24) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/15,567 as of the date hereof.

                  (d) The term Record Date shall mean the fifteenth day of December and June commencing on December 15, 1998.

                  (e) The term Distribution Date shall mean the last business day of December and June commencing on December 31, 1998.

                  (f) The First Settlement Date shall mean September 28, 1998.

                  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities as of the last deposit of Additional Securities.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be


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paid,  provided,  however,  that with  respect to the period  prior to the first
Record Date, the Trustee's compensation shall be computed at $.86 per 100 Units:

     rate per 100 units                           number of Units outstanding

         $0.86                                       5,000,000 or less
         $0.80                                       5,000,001 - 10,000,000
         $0.74                                       10,000,001 - 20,000,000
         $0.62                                       20,000,001 or more

                  (i) For purposes of Section 7.4, the Depositors' maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

                  (j) The Termination Date shall be December 17, 1999.

                  (k) The fiscal year for the Trust shall end on June 30 of each year.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]


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                                       -3-

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                                    McLAUGHLIN, PIVEN, VOGEL SECURITIES, INC.
                                             Depositor




                                         By:  /s/ Allan M. Vogel
                                             ------------------------------
                                                  President




STATE OF NEW YORK       )
                        : ss:
COUNTY OF NEW YORK      )

                  On this 18th day of September, 1998, before me personally appeared Allan M. Vogel, to me known, who being by me duly sworn, said that he is the President of McLaughlin, Piven, Vogel Securities, Inc., the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                       /s/  Carla Vogel
                                       ----------------------------
                                            Notary Public

                                            Carla Vogel
                                            Notary Public, State of New York
                                            No. 02VO5019906
                                            Qualified in Bronx County
                                            Commission Expires November 1, 1999


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                                       -4-

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                                    REICH & TANG  DISTRIBUTORS, INC.
                                             Depositor


                                         By:   /s/  Peter DeMarco
                                               --------------------------------
                                                  Executive Vice President




STATE OF NEW YORK       )
                        : ss:
COUNTY OF NEW YORK      )

                 On this 21st day of September, 1998, before me personally appeared Peter DeMarco, to me known, who being by me duly sworn, said that he is Executive Vice President of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                       /s/  Teresa Scarfone
                                       ----------------------------
                                            Notary Public

                                            Teresa Scarfone
                                            NOTARY PUBLIC, State of New York
                                            No. 31-4752576
                                            Qualfied in New York County
                                            Term Expires 8/31/00






756777.2
                                       -5-

                                    THE CHASE MANHATTAN BANK
                                             Trustee


                                             By:  /s/ Rosalia Raviele
                                                 -------------------------------
                                                      Vice President





STATE OF NEW YORK       )
                        :ss.:
COUNTY OF NEW YORK      )


                  On this 23rd day of September, 1998, before me personally appeared Rosalia Raviele, to me known, who being by me duly sworn, said that
(s)he is an Authorized Signator of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that
(s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.


                                       /s/  Ada Iris Vega
                                        ----------------------------
                                            Notary Public

                                            Ada Iris Vega
                                            NOTARY PUBLIC, State of New York
                                            No. 4864106
                                            Qualified in New York County
                                            Commission Expires 6/30/2000





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                                       -6-

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